SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

October 29, 2003
(Date of earliest event reported)

ACE CASH EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-20774 (Commission File Number)	75-2142963 (I.R.S. Employer Identification No.)

1231 Greenway Drive, Suite 600
Irving, Texas 75038
(Address of principal executive offices)

(972) 550-5000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Amendment No. 1 to Money Order Agreement
Amendment No. 2 to Money Order Agreement

Item 5. Other Events

On October 29, 2003, the Registrant (“ACE”) entered into Amendment No. 2 to Money Order Agreement with Travelers Express Company, Inc. The amendment amended the existing money order agreement dated as of April 16, 1998 (as previously amended) between ACE and Travelers Express. The amendment extends the term of the money order agreement for four years; the money order agreement as amended is scheduled to expire on December 31, 2007. During the term of the amended agreement, ACE will continue to exclusively offer and sell Travelers Express money orders at ACE’s owned stores.

Under the amendment, Travelers Express agreed to pay ACE:

•	A signing bonus of approximately $2 million, of which $200,000 was paid upon execution of the amendment and approximately $1.8 million is payable as of January 1, 2004. If the amended money order agreement is terminated during the four-year extension under certain circumstances, ACE will be obligated to repay Travelers Express a portion (based on a weekly proration) of the signing bonus (without interest). The signing bonus will be amortized on a straight-line basis over the four-year extension.

•	An annual incentive bonus of $350,000, payable as of January 1 of each of the four calendar years of the extension. If the amended money order agreement is terminated during the extension under certain circumstances, ACE will be obligated to repay Travelers Express a portion (based on a weekly proration) of the annual incentive bonus paid for the calendar year during which the termination occurs (without interest), and no annual incentive bonus will be payable for any subsequent year of the extension. Each annual incentive bonus will be amortized on a straight-line basis over the 12-month period for and during which that bonus is paid.

The amendment also revises, effective January 1, 2004, the parties’ existing fee arrangement based on money orders sold. During the four-year extension, the fee payable for each money order sold, as well as whether the fee is payable by Travelers Express to ACE or by ACE to Travelers Express, will vary according to the monthly volume of money orders sold during the preceding calendar quarter. The fee arrangement therefore provides an incentive to ACE to sell a greater volume of money orders and a detriment to ACE if the volume of money orders sold decreases.

The amendment grants ACE a limited right or option, during the tax season (i.e., January 1 through March 31) of each year, to defer remittances of money order sale proceeds to Travelers Express by one business day. Under the amended money order agreement, the ACE will have no other right or option to defer any remittances of money order sales proceeds during the extension.

None of the other material terms of the existing money order agreement are revised or affected by the amendment.

Forward-looking Statements

This Report contains, and from time to time ACE or certain of its representatives may make, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “anticipate,” “expect,” “estimate,” “believe,” “intend,” “plan,” “should,” “would,” and terms with similar meanings.

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Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Those risks, uncertainties, and other factors could cause the actual results to differ materially from these in the forward-looking statements. Those risks, uncertainties, and factors include, but are not limited to, many of the matters described in this Report and in ACE’s Annual Report on Form 10-K for its fiscal year ended June 30, 2003, and its other public filings:

•	ACE’s relationships with Travelers Express Company, Inc. and its affiliates, with ACE’s bank lenders, with American Capital Strategies, Ltd., and with H&R Block;

•	ACE’s relationship with third-party providers of products and services offered by ACE or property used in ACE’s operations;

•	federal and state governmental regulation of check-cashing, short-term consumer lending, and related financial services businesses;

•	the results of litigation regarding short-term consumer lending activities, including the possibility that the Purdie settlement will not receive final court approval or otherwise be implemented;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities, and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check-cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer products and services offered by ACE;

•	the terms and performance of third-party products and services offered at ACE locations; and

•	customer demand and response to products and services offered at ACE locations.

ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K:

10.1	Amendment Number One to Money Order Agreement dated as of February 18, 1999, between the Registrant and Travelers Express Company, Inc.

10.2	Amendment No. 2 to Money Order Agreement dated as of October 29, 2003, between the Registrant and Travelers Express Company, Inc. (Application for confidential treatment for a portion of this document has been submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.)

[Signature Page Follows]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE CASH EXPRESS, INC.
(Registrant)

Dated: November 4, 2003	By:	/s/ WALTER E. EVANS

Walter E. Evans, Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number One to Money Order Agreement dated as of February 18, 1999, between the Registrant and Travelers Express Company, Inc.

10.2	Amendment No. 2 to Money Order Agreement dated as of October 29, 2003, between the Registrant and Travelers Express Company, Inc. (Application for confidential treatment for a portion of this document has been submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.)

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